UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  October 19, 2001

Global Innovative Systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

5975 Selkirk Crescent, Prince George, British Columbia, Canada V2N 2G9
(Address of principal executive offices and Zip Code)

(250) 964-2692
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Certifying Accountant

In September, 2001, Global Innovative Systems, Inc. decided to engage new auditors as its independent accountants to audit its consolidated financial statements. Global Innovative's board of directors approved the change of accountants from Hedden Chong to BDO Dunwoody L.L.P. on October 19, 2001.

During Global Innovative's two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Hedden Chong on any matter of accounting principles or practices, financial statement disclosure or auditing scope procedure. The report on the consolidated financial statements prepared by Hedden Chong for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Global Innovative will provide Hedden Chong with a copy of this Current Report on Form 8-K immediately after it is filed with the SEC, and will request that Hedden Chong furnish Global Innovative with a letter addressed to the SEC stating whether Hedden Chong agrees with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which Hedden Chong does not agree.

Global Innovative has engaged the firm of BDO Dunwoody L.L.P. as of October 19, 2001. BDO Dunwoody L.L.P. was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Global Innovative's consolidated financial statements.

Item 7. Exhibits

(16) Letter re: change in certifying accountant

Letter from Hedden Chong to the Securities and Exchange Commission (to be attached as an exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATIVE SYSTEMS, INC.

Date:  October 19, 2001

/s/ Helge Freudentheil
Helge Freudentheil, President